Exhibit 99.1

For Immediate Release

Par Petroleum Corporation Announces Entry into Common Stock Purchase Agreement

Houston, Texas, September 13, 2013 – Par Petroleum Corporation (“Par Petroleum”) announced today that, pursuant to a previously announced commitment letter, it has entered into a common stock purchase agreement with accredited investors, under which Par Petroleum will issue, and the investors will acquire, 143,884,892 shares of Par Petroleum common stock at a price of $1.39 per share, for a total investment of $200,000,000. Closing of the transaction is subject to a number of conditions, including the previously announced acquisition of Tesoro Hawaii, LLC. The net proceeds will be used to fund a portion of the purchase price for the acquisition of Tesoro Hawaii, LLC, to repay certain outstanding indebtedness and for working capital and general corporate purposes.

The shares of common stock to be offered and sold to the purchasers pursuant to the common stock purchase agreement will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of common stock or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Par Petroleum Corporation

Par Petroleum is a Houston-based company that manages and maintains interests in a wide variety of energy-related assets, including natural gas assets located in the Piceance Basin, and a crude oil sourcing, marketing, transportation and logistics business headquartered in Houston, Texas through its wholly-owned subsidiary, Texadian Energy, Inc.

Par Petroleum’s primary oil and gas asset is a 33.34% minority ownership interest in a joint venture entity called Piceance Energy, LLC. The remaining ownership interest is held by Laramie Energy II, LLC, which manages the day-to-day operations of the joint venture. Piceance Energy, LLC was formed and capitalized in August of 2012 when the Company and Laramie Energy II, LLC contributed their respective oil and natural gas assets, surface real estate, and other related assets located in the Piceance Basin geologic province of Colorado to the joint venture entity. These assets are more specifically located within Mesa and Garfield Counties of Colorado and are within an approximate 10-mile radius of the heart of the Piceance Basin.

Texadian Energy sources, markets, transports and distributes crude petroleum-based energy products. With significant logistics capability in historical pipeline shipping status, a rail car fleet, and expertise in contracted chartering of tows and barges, Texadian has a long term competitive advantage in moving crude oil from land locked locations in the Western U.S. and Canada to the refining hubs in the Midwest, the Gulf Coast, and the East Coast. This comprehensive ability to efficiently handle crude oil transport will be a major advantage in the expanded energy product marketing and distribution activity that the company undertakes as Texadian Energy.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are risks that the Company may be unable to achieve the benefits contemplated in the transactions contemplated by the acquisition of Tesoro Hawaii; risks that not all potential risks and liabilities have been identified in the Company’s due diligence of Tesoro Hawaii and its business; risks that Tesoro Hawaii and its business may not be integrated successfully or that such integration may require a disproportionate amount of management’s attention and the Company’s resources; risks that Tesoro Hawaii and its business may not operate profitably; risks that anticipated cost efficiencies or synergies may not be realized; and risks associated with other potential negative effects from the transaction. Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Other important risk factors that may affect the Company’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings.

Investor Relations Contact:

Stonegate Securities, Inc.

Preston Graham

preston@stonegateinc.com

214-987-4121

Media Contact:

Global Communication Works

Brad Ginsburg

713-721-4774

brad@gcomworks.com